UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

GTY Technology Holdings Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

This Schedule 14A filing consists of a slide (the “Slide”) presented to employees of GTY Technology Holdings Inc. (the “Company”) and its subsidiaries relating to the proposed acquisition of the Company by GI Georgia Midco Inc. (“Parent”) and GI Georgia Merger Sub Inc. (“Merger Sub”) pursuant to the terms of an Agreement and Plan of Merger, dated April 28, 2022 by and among the Company, Parent and Merger Sub. The Slide, which was presented as part of a regular meeting for employees of the Company and its subsidiaries, was first used or made available on June 2, 2022.

GI Acquisition Update • Antitrust approval anticipated by June 10, 2022. • Definitive proxy statement filed yesterday (with detailed information about the acquisition of GTY for the shareholder vote). • Special shareholders meeting to vote on acquisition scheduled for June 30, 2022. • Between now and then, proxies will be solicited in favor of the acquisition. • Board recommends that GTY shareholders vote for the acquisition. • If approved, the acquisition is expected to be completed within a week. • Process for exchanging shares and other equity securities for cash will begin promptly after the acquisition is completed. • If not approved, GTY will remain independent and publicly traded. 2022 - 06 - 02 2022 - Q1 GTY Town Hall - Confidential 1

Additional Information and Where to Find It

In connection with the proposed acquisition of the Company (the “Transaction”), the Company filed on June 1, 2022 a definitive proxy statement (the “Transaction Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction. The Transaction Proxy Statement and proxy card are being mailed to each shareholder entitled to vote at the special meeting to consider the Transaction. SHAREHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE TRANSACTION. Shareholders may obtain, free of charge, the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by the Company with the SEC in connection with the Transaction will also be available, free of charge, at the Company’s website (https://gtytechnology.com/about/investor-materials) or by writing to the Company, Attention: Investor Relations, 800 Boylston Street, 16th Floor, Boston, Massachusetts, 02199.

Participants in the Solicitation

The Company, its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Transaction. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, is included in the Transaction Proxy Statement and will be included in other relevant documents to be filed with the SEC in connection with the Transaction. Information about the Company’s directors and executive officers and their ownership of the common stock of the Company is set forth in the definitive proxy statement for the Company’s 2022 annual meeting of shareholders filed with the SEC on April 28, 2022. Free copies of these documents may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding: the Transaction, including the expected timing for antitrust approval of the Transaction, the special meeting of shareholders to consider the Transaction, the solicitation of proxies to approve the Transaction, and the closing of the Transaction; and expectations for the Company following the closing of the Transaction. If any of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from the Company’s shareholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; the ability of each party to consummate the Transaction; possible disruption related to the Transaction to the Company’s current plans and operations, including through the loss of customers and employees; and other risks and uncertainties detailed in the periodic reports that the Company files with the SEC, including the Company’s Annual Report on Form 10-K filed with the SEC on February 18, 2022, which may be obtained on the investor relations section of the Company’s website (https://gtytechnology.com/about/investor-materials). All forward-looking statements in this communication are based on information available to the Company as of the date of this communication, and the Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.